Exhibit 3.2



DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

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                   Certificate of Amendment
             (PURSUANT TO NRS 78.385 AND 78.390)
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Important: Read attached instructions before completing form.

                                                       ABOVE SPACE IS FOR OFFICE
                                                                        USE ONLY

              Certificate of Amendment to Articles of Incorporation
                         For Nevada Profit Corporations
          (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation: MEDIACOM ENTERTAINMENT, INC.
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2. The articles have been amended as follows (provide article numbers, if available):
     THE NAME OF THE CORPORATION SHALL BE "BRANDED MEDIA CORPORATION."
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3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:_________________________.*

4. Effective date of filing (optional):
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         (must not be later than 90 days after the certificate is filed)

5. Officer Signature (required): /s/ Donald Taylor
                                 -----------------------------------------------
                                     DONALD TAYLOR

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

SUBMIT IN DUPLICATE

This form must be accompanied by appropriate fees. See attached fee schedule.
                                  Nevada Secretary of State AM 78.385 Amend 2003
                                                            Revised on: 11/03/03